                                                        EXHIBIT 11
                                                        ----------

                                   STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                                 Basic           Diluted
                                            EPS number        EPS number               Net             Basic           Diluted
                                             of shares         of shares            Income               EPS               EPS
                                          ------------------------------------------------------------------------------------
3 months ended September 30, 1997            2,127,385         2,250,472          $604,991             $0.28             $0.27
3 months ended September 30, 1998            2,365,200         2,518,033          $776,920             $0.33             $0.31


3 MONTHS ENDED SEPTEMBER 30, 1997                Basic                             Diluted
                                          ------------                        ------------
Average Shares Outstanding                   2,127,385                           2,127,385
Options - Plan 1                                                 128,587
Average Option Price                                          $     5.31
Total Exercise Cost                                           $  682,797
Shares Repurchased                                                44,051
Net Shares from Option - Plan 1                                                     84,536
Options - Plan 2                                                  74,600
Average Option Price                                          $     7.49
Total Exercise Cost                                           $  558,754
Shares Repurchased                                                36,049
Net Shares from Option - Plan2                                                      38,551
Options - Plan 3                                                 196,389
Average Option Price                                          $    16.01
Total Exercise Cost                                           $3,144,188
Shares Repurchased                                               202,851
Net Shares from Option - Plan 3                                                          0
                                          ------------                        ------------
Gross Shares                                 2,127,385                           2,250,472
Price                                                         $    15.50



3 MONTHS ENDED SEPTEMBER 30, 1998                Basic                             Diluted
                                          ------------                        ------------
Average Shares Outstanding                   2,365,200                           2,365,200
Options - Plan 1                                                  23,000
Average Option Price                                          $     6.74
Total Exercise Cost                                           $  155,020
Shares Repurchased                                                 5,305
Net Shares from Option - Plan 1                                                     17,695
Options - Plan 2                                                  73,400
Average Option Price                                          $     7.64
Total Exercise Cost                                           $  560,776
Shares Repurchased                                                19,192
Net Shares from Option - Plan 2                                                     54,208
Options - Plan 3                                                 182,185
Average Option Price                                          $    16.24
Total Exercise Cost                                           $2,958,684
Shares Repurchased                                               101,255
Net Shares from Option - Plan 3                                                     80,930
                                          ------------                        ------------
Gross Shares                                 2,365,200                           2,518,033
Price                                                         $    29.22


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

                                                   EXHIBIT 11 (CONTINUED)
                                   STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                 Basic           Diluted
                                            EPS number        EPS number               Net             Basic           Diluted
                                             of shares         of shares            Income               EPS               EPS
                                          ------------------------------------------------------------------------------------
9 months ended September 30, 1997            2,044,051         2,173,205        $1,608,439             $0.79             $0.74
9 months ended September 30, 1998            2,345,137         2,510,436        $2,102,815             $0.90             $0.84


9 MONTHS ENDED SEPTEMBER 30, 1997                Basic                             Diluted
                                          ------------                        ------------
Average Shares Outstanding                   2,044,051                           2,044,051
Options - Plan 1                                                 137,480
Average Option Price                                          $     5.29
Total Exercise Cost                                           $  727,269
Shares Repurchased                                                46,921
Net Shares from Option - Plan 1                                                     90,559
Options - Plan 2                                                  73,400
Average Option Price                                          $     7.35
Total Exercise Cost                                           $  539,490
Shares Repurchased                                                34,806
Net Shares from Option - Plan2                                                      38,594
Options - Plan 3                                                 129,281
Average Option Price                                          $    16.01
Total Exercise Cost                                           $2,069,789
Shares Repurchased                                               133,535
Net Shares from Option - Plan 3                                                          0
                                          ------------                        ------------
Gross Shares                                 2,044,051                           2,173,205
Price                                                         $    15.50



9 MONTHS ENDED SEPTEMBER 30, 1998                Basic                             Diluted
                                          ------------                        ------------
Average Shares Outstanding                   2,345,137                           2,345,137
Options - Plan 1                                                  50,733
Average Option Price                                          $     5.79
Total Exercise Cost                                           $  293,744
Shares Repurchased                                                10,961
Net Shares from Option - Plan 1                                                     39,772
Options - Plan 2                                                  73,561
Average Option Price                                          $     7.61
Total Exercise Cost                                           $  559,799
Shares Repurchased                                                20,888
Net Shares from Option - Plan 2                                                     52,673
Options - Plan 3                                                 182,304
Average Option Price                                          $    16.09
Total Exercise Cost                                           $2,933,271
Shares Repurchased                                               109,450
Net Shares from Option - Plan 3                                                     72,854
                                          ------------                        ------------
Gross Shares                                 2,345,137                           2,510,436
Price                                                         $    26.80



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